Exhibit 99.1

Patriot National Announces Preliminary 2015 Third Quarter and Nine

Months Year-to-Date Total Fee Income

– Strong Year-over-Year Total Fee Income Growth Driven by Expanding

Customer Relationships and Service Offerings –

FORT LAUDERDALE, FL., October 8, 2015 – Patriot National, Inc. (NYSE: PN), a national provider of technology and outsourcing solutions to the insurance industry, today announced preliminary Total Fee Income for the third quarter and nine months ended September 30, 2015.

The Company expects to report Total Fee Income of approximately $58.5 million for the third quarter of 2015. This compares with $31.4 million for the third quarter of 2014, and $47.4 million for the second quarter of 2015. The increase of $27.1 million, or 86.3%, over the prior year period, was primarily due to an increase in customer relationships and an expanded number of service offerings, driven by both organic growth and acquisitions closed during the nine months ended September 30, 2015. On a sequential basis, Total Fee Income grew $11.1 million, or 23.4%, also driven by organic growth and acquisitions.

The Company expects to report Total Fee Income of approximately $148.9 million for the nine months ended September 30, 2015. This compares with $62.5 million for the same period a year ago. The increase of $86.4 million, or 138%, is primarily due to the increase in customer relationships and an expanded number of service offerings, driven by both organic growth and acquisitions closed during the nine months ended September 30, 2015.

This preliminary, unaudited Total Fee Income for the quarter and nine months ended September 30, 2015 is based on current expectations and is subject to quarter-end closing adjustments. The Company’s independent public accounting firm has not audited, reviewed or performed procedures with respect to this preliminary financial information. The Company’s actual results may differ from this preliminary financial information.

The Company plans to announce third quarter financial results on November 9, 2015 and host a conference call on November 10, 2015. Conference call details will be provided separately. The Company does not intend to update or otherwise revise this preliminary financial information to reflect future events other than through the announcement of third quarter financial results.

About Patriot National

Patriot National, Inc. is a national provider of comprehensive technology and outsourcing solutions that help insurance companies and employers mitigate risk, comply with complex regulations and save time and money. Patriot National provides general agency services, technology outsourcing, software solutions, specialty underwriting and policyholder services, claims administration services, self-funded health plans and employment pre-screening services to its insurance carrier clients, employers and other clients. Patriot National is headquartered in Fort Lauderdale, Florida. For more information about Patriot National, please visit www.patnat.com.

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “Guidance,” and similar expressions are used to identify these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those indicated in these statements, including the potential that Total Fee Income could finally be determined to be below the amount discussed in this press release. For example, we may not be able to place insurance policies for our clients, we may have difficulty integrating new acquisitions, new acquisitions may not perform as anticipated, as well as those matters contained in our filings with the Securities and Exchange Commission. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement that we may make in this press release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

Media and Investor Contacts:

Julie MacMedan (310) 622-8242

Paige Hart (310) 622-8244

Financial Profiles, Inc.

PatriotNational@finprofiles.com

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